                                                                   Exhibit 11.1

                      INTELLIQUEST INFORMATION GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              For the Three Months Ended
                                                                                    June 30, 1999
                                                           -------------------------------------------------------------
                                                                                   Weighted Average
                                                                 Loss                   Shares              Per-Share
                                                              (Numerator)            (Denominator)           Amount
                                                           ------------------     --------------------    --------------
Basic EPS
   Net loss available to common stockholders                       $   (993)                    7,883          $  (.13)
                                                                                                          ==============
Effect of Dilutive Securities
     Options                                                                                       (A)
                                                           ------------------     --------------------

Diluted EPS                                                        $   (993)                    7,883          $  (.13)
                                                           ==================     ====================    ==============
                                                                              For the Three Months Ended
                                                                                    June 30, 1998
                                                           -------------------------------------------------------------
                                                                                   Weighted Average
                                                                 Loss                   Shares              Per-Share
                                                              (Numerator)            (Denominator)           Amount
                                                           ------------------     --------------------    --------------
Basic EPS
   Net loss available to common stockholders                       $   (267)                    8,452          $  (.03)
                                                                                                          ==============
Effect of Dilutive Securities
     Options                                                                                       (A)
                                                           ------------------     --------------------

Diluted EPS                                                        $   (267)                    8,452          $  (.03)
                                                           ==================     ====================    ==============

(A) Due to the net loss in the first quarter of 1998 and 1999, diluted weighted average shares excludes the effect of dilutive securities.

                                                                   Exhibit 11.1

                      INTELLIQUEST INFORMATION GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                For the Six Months Ended
                                                                                     June 30, 1999
                                                           -------------------------------------------------------------
                                                                                   Weighted Average
                                                                 Loss                   Shares              Per-Share
                                                              (Numerator)            (Denominator)           Amount
                                                           ------------------     --------------------    --------------
Basic EPS
   Net loss available to common stockholders                     $   (1,263)                    7,870          $  (.16)
                                                                                                          ==============

Effect of Dilutive Securities
     Options                                                                                       (A)
                                                           ------------------     --------------------

Diluted EPS                                                      $   (1,263)                    7,870          $  (.16)
                                                           ==================     ====================    ==============
                                                                                For the Six Months Ended
                                                                                     June 30, 1998
                                                           -------------------------------------------------------------
                                                                                   Weighted Average
                                                                 Loss                   Shares              Per-Share
                                                              (Numerator)            (Denominator)           Amount
                                                           ------------------     --------------------    --------------
Basic EPS
   Net loss available to common stockholders                     $    (2,636)                   8,468          $  (.31)
                                                                                                          ==============
Effect of Dilutive Securities
     Options                                                                                       (A)
                                                           ------------------     --------------------

Diluted EPS                                                      $    (2,636)                   8,468          $  (.31)
                                                           ==================     ====================    ==============

(A) Due to the net loss in the first quarter of 1998 and 1999, diluted weighted average shares excludes the effect of dilutive securities.

                                       23